77Q1(a)

Amended Schedule B, dated November 16, 2016, to the Declaration of Trust dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December 8, 2016 (Accession Number 0001193125-16-788570).

Amended Schedule B, dated December 8, 2016, to the Declaration of Trust dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on February 24, 2017 (Accession Number 0001193125-17-056506).